EXHIBIT 99.1

Intelligent Systems Announces New Record Date for Rights Offering

NORCROSS, Ga., June 8, 2009 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today that the new record date for its previously announced shareholder rights offering will be June 17, 2009, subject to effectiveness of its Form S-1 Registration Statement on file with the Securities and Exchange Commission. It is anticipated that the offering will commence on June 18, 2009 and will expire at 5:00 p.m. Eastern Daylight Time on July 24, 2009.

Under the terms of the rights offering, Intelligent Systems will distribute at no charge to the holders of its common stock on the record date non-transferable rights to purchase one share of the Company's common stock for every share of common stock owned by such holder on the record date. Stockholders as of the record date will also be entitled to subscribe, subject to allotment among all subscribing shareholders, for additional shares not subscribed for by other shareholders. The subscription price will be $0.70 per share.

Rights offering materials, including a prospectus and the subscription rights certificates, will be mailed on or about June 22, 2009 to eligible stockholders. The prospectus will contain important information about the rights offering, and stockholders are urged to read the prospectus carefully when available.

The Company intends to use the proceeds of the rights offering primarily to support plans for its CoreCard subsidiary, including increasing marketing and sales activities and devoting additional resources to establish CoreCard's prepaid and credit card processing services.

A registration statement relating to the rights offering has been filed with the United States Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made only by means of a prospectus. When available, copies of the prospectus may be obtained from Intelligent Systems Corporation, 4355 Shackleford Road, Norcross GA 30093, Attention: Bonnie Herron, 770-381-2900.

About Intelligent Systems Corporation:

For over thirty years, Intelligent Systems Corporation has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's consolidated subsidiaries are CoreCard Software, Inc. (www.corecard.com), a software company, and ChemFree Corporation (www.chemfree.com), an industrial products company. Further information is available on the Company's website at www.intelsys.com or by calling the Company at 770-381-2900.

Forward-looking Statements:

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. All forward-looking statements are based upon information available to Intelligent Systems Corporation on the date this release was submitted. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONTACT:  Intelligent Systems Corporation
          Bonnie L. Herron, Vice President
           and Chief Financial Officer
          770-564-5504
          bherron@intelsys.com